Exhibit 10.14

AMENDMENT NUMBER 1

TO

ACTELIS NETWORKS, INC.

2015 EQUITY INCENTIVE PLAN

AMENDED: NOVEMBER 4, 2015

The following amendments to 2015 Equity Incentive Plan (the “Plan”) of Actelis Networks, Inc. (the “Company”) were duly adopted by the Board of Directors of the Company in its meeting held on November 4, 2015, in accordance with the powers and authorities granted to the Administrator under Section 4(b) of the Plan.

Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan.

1.	A new Section 13(d) will be added to the Plan, right after Section 13(c), and read as follows:

“13(d) Notwithstanding the provisions of Section 13(c) above, in the event of a Change in Control, the vesting schedule of options granted to the Company’s (or any of its Affiliated Companies’) Employees shall accelerate as follows:

(i)	In respect of Employees who are employed for more than ten (10) years by the Company or any Affiliated Company thereof on the date of closing of the Change in Control — (a) 50% of their Awards shall accelerate upon the closing of the Change in Control transaction; and (b) the remaining 50% of their Awards (and 100% in total) shall accelerate if: (1) their employment is terminated within two years from the closing of the Change in Control; or (2) if they remain employees of the Company, an Affiliated Company and/or any successor thereof for at least two years following the date of closing of the Change in Control;

(ii)	In respect of Employees who are employed for more than five (5) years but less than ten (10) years by the Company or any Affiliated Company thereof on the date of closing of the Change in Control — (a) 25% of their Awards shall accelerate upon the closing of the Change in Control transaction; and (b) the remaining 75% of their Awards (and 100% in total) shall accelerate if: (1) their employment is terminated within two years from the closing of the Change in Control; or (2) if they remain employees of the Company, an Affiliated Company and/or any successor thereof for at least two years following the date of closing of the Change in Control; and

(iii)	In respect of Employees who are employed for less than five (5) years by the Company or any Affiliated Company thereof on the date of closing of the Change in Control — (a) no acceleration upon the closing of the Change in Control transaction; and (b) 100% of their Awards shall accelerate if: (1) their employment is terminated within two years from the closing of the Change in Control; or (2) if they remain employees of the Company, an Affiliated Company and/or any successor thereof for at least two years following the date of closing of the Change in Control.

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